UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K A
                                 Current Report

                       PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934.

                Date of Report (Date of Earliest event reported):
                                 August 29, 2005

                        Commission file number 000-31735

                          NANOSIGNAL CORPORATION, INC.
             (Exact Name of Registrant as specified in its charter)



             Nevada                                        88-0231200
 (State or other jurisdiction of                         (IRS Employer
 incorporation or organization)                      Identification Number)


                            5440 W Sahara Ave, Suite 206
                       (Address of principal executive offices)


                              Las Vegas, NV  89146
                            (City, State and Zip Code)

                                 (702) 765-9598
                 Company's telephone number, including area code


Item 5.01 Change in Ownership

August 29, 2005 - NanoSignal Corporation, Inc, previously reported that Gary W. Walters is the holder of 20,000,000 shares of super preferred stock. The correct statement should have been Gary W. Walters was the holder of these shares but does not currently hold any shares based on a settlement agreement that transferred the shares to the Gary W. Walters Trust of Indianapolis, Indiana.


August 29, 2005                       NANOSIGNAL CORPORATION, INC.


                                      By /s/ Rupert Perrin
                                         -------------------------
                                         Rupert Perrin, Chairman